                             PARTICIPATION AGREEMENT
                                      AMONG

                       SMITH BARNEY ALLOCATION SERIES INC.

                          CITIGROUP GLOBAL MARKETS INC.

                                       AND

                     METLIFE INVESTORS USA INSURANCE COMPANY

     THIS AGREEMENT, made and entered into this 1st day of November, 2005, by and among MetLife Investors USA Insurance Company, a Delaware corporation (the "Company"), on its own behalf and on behalf of each segregated asset account of the Company set forth on Schedule A hereto as may be amended from time to time (each such account hereinafter referred to as the "Account"), and Smith Barney Allocation Series Inc. (the "Fund"), a Maryland Corporation, and Citigroup Global Markets Inc, a Delaware corporation (the "Distributor").

     WHEREAS, the Fund engages in business as an open-end management investment company and is available to act as (i) the investment vehicle for certain qualified pension and retirement plans ("Qualified Plans"), and (ii) the investment vehicle for separate accounts established for variable life insurance policies and variable annuity contracts (collectively, the "Contracts") to be offered by insurance companies that have entered into participation agreements with the Fund and the Distributor (hereinafter "Participating Insurance Company"); and

     WHEREAS, the beneficial interests in the Fund are divided into several series of shares, (each designated a "Portfolio") and, in certain cases classes of shares, represent the interest in a particular managed portfolio of securities and other assets; and

     WHEREAS, the Fund has obtained an order from the Securities and Exchange Commission, granting Participating Insurance Company and variable annuity and variable insurance separate accounts exemptions from the provisions of Sections 9(a), 13(a), 15(a), and 15(b) of the Investment Company Act

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of 1940, as amended, (hereinafter the "1940 Act") and Rules 6e-2(b)(15) and
6e-3(T)(b)(15) thereunder, to the extent necessary to permit shares of the Fund to be sold to and held by variable annuity and variable life insurance separate accounts of both affiliated and unaffiliated life insurance Company (the "Mixed and Shared Funding Exemptive Order"); and

     WHEREAS, the Fund is registered as an open-end management investment company under the 1940 Act and its shares are registered under the Securities Act of 1933, as amended (hereinafter the "1933 Act"); and

     WHEREAS, the Distributor is duly registered as a broker-dealer under the Securities Exchange Act of 1934 (hereinafter the "Exchange Act") and any applicable state securities law; and

     WHEREAS, the Distributor is the distributor of shares of the Portfolios of the Fund; and

     WHEREAS, the Company have registered or will register certain Contracts under the 1933 Act, or such Contracts are or will be exempt from registration thereunder; and

     WHEREAS, the Account is a duly organized, validly existing segregated asset account, established by resolution of the Board of Directors of the Company to set aside and invest assets attributable to one or more Contracts; and

     WHEREAS, the Account is or will be registered as an investment company under the 1940 Act, or the Account is or will be exempt from registration under the 1940 Act; and

     WHEREAS, to the extent permitted by applicable insurance laws and regulations, the Company intend to purchase shares in the Portfolios on behalf of each Account to fund certain of the aforesaid Contracts,

     NOW, THEREFORE, in consideration of their mutual promises the Company, the Fund and the Distributor agree as follows:

                                   ARTICLE I.

                               SALE OF FUND SHARES
                               -------------------

     1.1 The Fund agrees to sell to the Company those shares of the Fund which each Account orders, executing such orders on a daily basis at the net asset value next computed after receipt by the

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Fund or its designee of the order for Fund shares. For purposes of this Section
1.1, the Company shall be the designee of the Fund for receipt of such orders from each Account and receipt by such designee shall constitute receipt by the Fund, provided that: (i) the orders are received by the Company (or their designee) in good order prior to the time the net asset value of each Portfolio is priced in accordance with its prospectus (generally at the close of regular trading on the New York Stock Exchange at 4:00 p.m. Eastern Time), and (ii) the Fund receives notice of such order by 10:00 a.m. Eastern Time on the next following "Business Day." "Business Day" shall mean any day on which the New York Stock Exchange is open for regular trading and on which the Fund calculates its net asset value pursuant to the rules of the Securities and Exchange Commission.

     1.2 The Fund agrees to make its shares available indefinitely for purchase at applicable net asset value per share by the Company and their Accounts on those days on which the Fund calculates its net asset value pursuant to rules of the Securities and Exchange Commission and the Fund shall use its best efforts to calculate such net asset value on each day which the New York Stock Exchange is open for trading. Notwithstanding the foregoing, the Board of Directors of the Fund (hereinafter, the "Board") may refuse to sell shares of any Portfolio to any person, or suspend or terminate the offering of shares of any Portfolio if such action is required by law or by regulatory authorities having jurisdiction or is, in the sole discretion of the Board acting in good faith and in light of their fiduciary duties under federal and any applicable state laws, necessary in the best interest of the shareholders of such Portfolio.

     1.3 The Fund and the Distributor agree that shares of the Fund will be sold only to Participating Insurance Company and their separate accounts and, in accordance with the terms of the Mixed and Shared Funding Exemptive Order, certain Qualified Plans. No shares of any Portfolio will be sold to the general public.

     1.4 The Fund will not sell Fund shares to any insurance company or separate account unless an agreement containing provisions substantially the same as Articles I, III, V, VI and Section 2.5 of Article II of this Agreement is in effect to govern such sales.

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     1.5 The Fund agrees to redeem for cash, on the Company' request, any full or fractional shares of that Fund held by the Company, executing such requests on a daily basis at the net asset value next computed after receipt by the Fund or its designee of the request for redemption. For purposes of this Section 1.5, the Company shall be the designee of the Fund for receipt of requests for redemption from the Account and receipt by such designee shall constitute receipt by the Fund, provided that: (i) the orders are received by the Company (or their designee) in good order prior to the time the net asset value of each Portfolio is priced in accordance with its prospectus (generally at the close of regular trading on the New York Stock Exchange at 4:00 p.m. Eastern Time), and
(ii) provided that the Fund receives notice of such request for redemption by 10:00 a.m. Eastern Time on the next following "Business Day."

     1.6 The Company agree to purchase and redeem the shares of each Portfolio offered by the then current prospectus of the Fund and in accordance with the provisions of such prospectus. The Company agree that all net amounts available under the Contracts with the form number(s) which are listed on Schedule A attached hereto and incorporated herein by this reference, as such Schedule A may be amended from time to time hereafter by mutual written agreement of all the parties hereto, shall be invested in the Fund, in such other Funds selected by the Company or in the Company' general account.

     1.7 The Company shall pay for Fund shares on the next "Business Day" after an order to purchase Fund shares is made in accordance with the provisions of
Section 1.1 hereof. Payment shall be in federal funds transmitted by wire. For purpose of Sections 2.9 and 2.10, upon receipt by the Fund of the federal funds so wired, such funds shall cease to be the responsibility of the Company and shall become the responsibility of the Fund.

     1.8 Issuance and transfer of the Fund's shares will be by book entry only. Stock certificates will not be issued to the Company or any Account. Shares ordered from the Fund will be recorded in an appropriate title for each Account or the appropriate subaccount of each Account.

     1.9 The Fund shall furnish same day notice by wire, telephone (followed by written confirmation), electronic media or fax to the Company of any income, dividends or capital gain

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distributions payable on the Fund's shares. The Company hereby elect to receive all such income dividends and capital gain distributions as are payable on Portfolio shares in additional shares of that Portfolio. The Company reserve the right to revoke this election and to receive all such income dividends and capital gain distributions in cash. The Fund shall notify the Company of the number of shares so issued as payment of such dividends and distributions.

     1.10 The Fund shall provide (electronically or by fax) the closing net asset value per share for each Portfolio to the Company on a daily basis as soon as reasonably practical after the closing net asset value per share is calculated (normally 6:30 p.m. Eastern Time) and shall use its best efforts to make such net asset value per share available by 7:00 p.m. Eastern Time. In the event that the Fund is unable to meet the 7:00 p.m. time stated immediately above, then the Fund shall immediately notify the Company and provide the Company with additional time to notify the Fund of purchase or redemption orders pursuant to Sections 1.1 and 1.5, respectively, above. Such additional time shall be equal to the additional time that the Fund takes to make the closing net asset values available to the Company. If the Fund provides the Company with the incorrect closing share net asset value information, the Company, on behalf of the Account, shall be entitled to a prompt adjustment to the number of shares purchased or redeemed to reflect the correct share net asset value, and the Fund or the Distributor shall bear the cost of correcting such errors. Upon a final determination that there has been an error in the calculation of the closing net asset value, dividend or capital gain, the Fund shall promptly report such error to the Company.

     1.11 The Fund shall, upon request of the Company, provide a manual daily confirmation of trade activity from the previous "Business Day." Such confirmation shall include the dollar amount of purchases or redemptions submitted by the Company for each Portfolio, price per share of each Portfolio, and the corresponding total share amount of such purchase or redemption, and shall be transmitted to the Company on the Business Day following the request.

     1.12 The Fund shall, upon request of the Company, provide on a monthly basis, a screen printed report of the monthly trade activity for the Account which shall be transmitted to the Company on the "Business Day" following the request.

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                                   ARTICLE II.

                         REPRESENTATIONS AND WARRANTIES
                         ------------------------------

     2.1 The Company represent and warrant that the Contracts are or will be registered under the 1933 Act, unless exempt from such registration, and that the Contracts will be issued and sold in compliance in all material respects with all applicable Federal and State laws and regulations. The Company shall amend the registration statements for their Contracts under the 1933 Act and 1940 Act from time to time as required to effect the continuous offering of their Contracts. The Company represent and warrant that each is an insurance company duly organized and in good standing under applicable law and that each has legally and validly established each Account prior to any issuance or sale thereof as a segregated asset account under their domiciliary state insurance laws and has registered or, prior to any issuance or sale of the Contracts, will register each Account as a unit investment trust in accordance with the provisions of the 1940 Act to serve as a segregated investment account for the Contracts, unless exempt from such registration. Further, the Company represents and warrants that the Account is in compliance with Rule 38a-I under the 1940 Act.

     2.2 The Fund represents and warrants that Fund shares sold pursuant to this Agreement shall be registered under the 1933 Act, duly authorized for issuance and sold in compliance with the laws of the State of Maryland, as applicable, and all applicable federal and state securities laws. Further, the Fund represents and warrants that the Fund is in compliance with Rule 38a-1 under the 1940 Act. The Fund is and shall remain registered under the 1940 Act. The Fund shall amend the Registration Statement for its shares under the 1933 Act and the 1940 Act from time to time as required in order to effect the continuous offering of its shares. The Fund shall register and qualify the shares for sale in accordance with the laws of the various states only if and to the extent deemed advisable by the Fund or the Distributor. The Fund shall provide to the Company upon request a list of the various jurisdictions in which the Portfolios are registered.

     2.3 The Fund represents that it is currently qualified as a Regulated Investment Company under Subchapter M of the Internal Revenue Code of 1986, as amended, (the "Code") and that it will make every effort to maintain such qualification (under Subchapter M or any successor or similar provision) and that it will notify the Company immediately upon having a reasonable basis for believing that it has ceased to so qualify or that it might not so qualify in the future. The parties acknowledge that compliance with Subchapter M is an essential element of compliance with Section 817(h) of the Code.

     2.4 The Company represent that the Contracts are currently treated as endowment, annuity or life insurance contracts, under applicable provisions of the Code and that they will make every effort to maintain such treatment and that they will notify the Funds and the Distributor immediately upon having a reasonable basis for believing that the Contracts have ceased to be so treated or that they might not be so treated in the future.

     2.5 The Fund shall at all times, consistent with instructions from the Company received initially and from time to time thereafter, invest money from the Contracts in such a manner as to ensure that the Contracts shall be treated as variable contracts under the Code and the regulations issued thereunder. Without limiting the scope of the foregoing, the Fund and its Portfolios shall at all times comply with Section 817(h) of the Code and any regulations thereunder, including without limitation Treasury Regulation 1.817-5, relating to the diversification requirements for variable annuity, endowment, or life insurance contracts and any amendments or other modifications to such Section or Regulations. The Fund will notify the Company immediately upon having a reasonable basis for believing that a Portfolio has ceased to so qualify or that a Portfolio might not so qualify in the future. In addition, the Fund will immediately take all steps necessary to adequately diversify the Portfolio to achieve compliance.

     2.6 The Fund has adopted a Rule 12b-1 Plan under which it makes payments to finance administrative, service, and distribution expenses with respect to certain Portfolios. The Fund represents and warrants that its Board, a majority of whom are not interested persons of the Fund, has approved such

Rule 12b-1 Plan to finance administrative, service, and distribution expenses of the Fund's Portfolios that have a 12b-1 share, and that any changes to the Fund's Rule 12b-1 Plan will be approved, in accordance with Rule 12b-1 under the 1940 Act.

     2.7 The Fund makes no representation as to whether any aspect of its operations (including, but not limited to, fees, expenses and investment policies) complies with the insurance laws or regulations of various states except that the Fund represents that the Fund's investment policies, fees and expenses are and shall at all times remain in compliance with the laws of its state of domicile, and the Fund represents that its respective operations are and shall at all times remain in material compliance with the laws of its state of domicile, to the extent required to perform this Agreement.

     2.8 The Distributor represents and warrants that the Distributor is and shall remain duly registered in all material respects as a broker dealer under all applicable federal and state laws and regulations and that the Distributor shall perform its obligations for the Fund in compliance in all material respects with the laws of the State of Delaware, and any applicable state and federal laws and regulations.

     2.9 The Fund represents and warrants that its directors, officers, employees, and other individuals/entities dealing with the money and/or securities of the Fund are and shall continue to be at all times covered by a blanket fidelity bond or similar coverage for the benefit of the Fund in an amount not less than the minimal coverage as required currently by Rule 17g-1 of the 1940 Act or related provisions as may be promulgated from time to time. The aforesaid bond shall include coverage for larceny and embezzlement and shall be issued by a reputable bonding company.

     2.10 The Company represents and warrants that all of their directors, officers, employees, investment advisers, and other individuals/entities dealing with the money and/or securities of the Fund are and shall continue to be at all times covered by a blanket fidelity bond or similar coverage for the benefit of the Fund, in an amount not less than the minimal coverage as required currently by entities subject to the requirements of Rule 17g-1 of the 1940 Act or related provisions as may be promulgated from time to time. The aforesaid bond shall include coverage for larceny and embezzlement and shall be issued by a reputable bonding company.

     2.11 Each party to this Agreement will maintain all records required by law, including records detailing the services it provides. Such records will be preserved, maintained and made available to the extent required by law and in accordance with the 1940 Act and the rules thereunder. Upon request by the Fund or the Distributor, the Company agree promptly to make copies or, if required, originals of all records pertaining to the performance of services under this Agreement available to the Fund or the Distributor, as the case may be. The Fund agrees that the Company will have the right to inspect, audit and copy all records pertaining to the performance of services under this Agreement pursuant to the requirements of federal law or any state insurance department. Each party also agrees promptly to notify the other parties if it experiences any difficulty in maintaining the records in an accurate and complete manner. This provision shall survive termination of the Agreement.

                                  ARTICLE III.

                    PROSPECTUSES AND PROXY STATEMENTS; VOTING
                    -----------------------------------------

     3.1 Except as otherwise provided in Article 5, the Distributor shall provide the Company (at the Company' expense) with as many copies of the Fund's current prospectus as the Company may reasonably request. If requested by the Company in lieu thereof, the Fund shall provide such documentation (including a final copy of the new prospectus as set in type at the Fund's expense - in lieu thereof, such final copy may be provided, if requested by the Company, electronically or through camera ready film) and other assistance as is reasonably necessary in order for the Company once each year (or more frequently, if the prospectus for the Fund is amended) to have the prospectus for each Contract and the Fund's prospectus printed together in one document (such printing to be at the Company' expense).

     3.2 The Fund's prospectus shall state that the Statement of Additional Information for the Fund is available from the Distributor (or in the Fund's discretion, the prospectus shall state that such Statement is available from the
Fund), and the Distributor (or the Fund), at its expense, shall print and provide such Statement free of charge to the Company and to any owner of a Contract or prospective owner who requests such Statement.

     3.3 The Fund, at its expense, shall provide the Company with copies of its proxy material, reports to shareholders, and other communications to shareholders in such quantity as the Company shall reasonably require for distributing to Contract owners.

     3.4 If and to the extent required by law the Company shall:

          (a) solicit voting instructions from Contract owners;

          (b) vote Fund shares in accordance with instructions received from Contract owners; and

          (c) vote Fund shares for which no instructions have been received in the same proportion as Fund shares of such Portfolio for which instructions have been received,

so long as and to the extent that the Securities and Exchange Commission continues to interpret the 1940 Act to require pass-through voting privileges for owners of Contracts. The Company reserve the right to vote Fund shares held in any segregated asset account in its own right, to the extent permitted by law. Participating Insurance Company shall be responsible for assuring that each of their separate accounts participating in the Fund calculates voting privileges in a manner consistent with this Section.

     3.5 The Fund will comply with all provisions of the 1940 Act requiring voting by shareholders, and in particular the Fund will either provide for annual meetings or comply with Section 16(c) of the 1940 Act (although the Funds are not one of the trusts described in Section 16(c) of that Act) as well as with Sections 16(a) and, if and when applicable, 16(b). Further, the Fund will act in accordance with the Securities and Exchange Commission's interpretation of the requirements of Section 16(a) with respect to periodic elections of trustees and with whatever rules the Commission may promulgate with respect thereto.

                                   ARTICLE IV.

                         SALES MATERIAL AND INFORMATION
                         ------------------------------

     4.1 The Company shall furnish, or shall cause to be furnished, to the Fund or its designee, each piece of sales literature or other promotional material in which the Fund or its investment adviser or its underwriter is named, at least fifteen "Business Days" prior to its use. No such material shall be used if the Fund or its designee object to such use within fifteen "Business Days" after receipt of such material.

     4.2 The Company shall not give any information or make any representations or statements on behalf of the Fund or concerning the Fund in connection with the sale of the Contracts other than the information or representations contained in the registration statement or prospectus for the Fund shares, as such registration statement and prospectus may be amended or supplemented from time to time, or in reports or proxy statements for the Fund, or in sales literature or other promotional material approved by the Fund or the Distributor or the designee of either, except with the permission of the Fund or the Distributor or the designee of either.

     4.3 The Fund and the Distributor, or the designee of either shall furnish, or shall cause to be furnished, to the Company or their designee, each piece of sales literature or other promotional material in which the Company and/or their Account(s), is named at least fifteen "Business Days" prior to its use. No such material shall be used if the Company or their designee object to such use within fifteen "Business Days" after receipt of such material.

     4.4 The Fund and the Distributor shall not give any information or make any representations on behalf of the Company or concerning the Company, an Account, or the Contracts other than the information or representations contained in a registration statement or prospectus for the Contracts, as such registration statement and prospectus may be amended or supplemented from time to time, or in published reports for each Account which are in the public domain or approved by the Company for distribution to Contract owners, or in sales literature or other promotional material approved by the Company or their designee, except with the permission of the Company.

     4.5 In the event a document is not publicly available and upon request by the Company, the Fund will provide to the Company at least one complete copy of all registration statements, prospectuses, Statements of Additional Information, reports, proxy statements, sales literature and other promotional materials, applications for exemptions, requests for no-action letters, and all amendments to any of the above, that relate to the Fund or its shares.

     4.6 In the event a document is not publicly available and upon request by the Fund, the Company will provide to the Fund at least one complete copy of all registration statements, prospectuses, Statements of Additional Information, reports, solicitations for voting instructions, sales literature and other promotional materials, applications for exemptions, requests for no action letters, and all amendments to any of the above, that relate to the Fund and to Contracts or the Account.

     4.7 For purposes of this Article IV, the phrase "sales literature or other promotional material" includes, but is not limited to, advertisements (such as materials published, or designed for use, in a newspaper, magazine, or other periodical, radio, television, telephone or tape recording, videotape display, signs or billboards, motion pictures, or other public media), sales literature, (I.E., any written communication distributed or made generally available to customers or the public, including brochures, circulars, research reports, market letters, form letters, seminar texts, reprints or excerpts of any other advertisement, sales literature, or published article), educational or training materials or other communications distributed or made generally available to some or all agents or employees, and registration statements, prospectuses, Statements of Additional Information, shareholder reports, and proxy materials and any other material constituting sales literature or advertising under the NASD rules, the 1940 Act, the 1933 Act, or rules thereunder.

                                   ARTICLE V.

                                FEES AND EXPENSES
                                -----------------

     5.1 All expenses incident to performance by the Fund under this Agreement shall be paid by the Fund. The Fund shall see to it that all its shares are registered and authorized for issuance in accordance with applicable federal law and, if and to the extent deemed advisable by the Fund, in accordance with applicable state laws prior to their sale. The Fund shall bear the expenses for the cost of registration and qualification of the Fund's shares, preparation and filing of the Fund's prospectus and registration statement, proxy material, information statements and reports, setting the Fund's prospectus for printing, setting in type and printing the proxy material, information statements and reports to shareholders, and the preparation of all statements and notices required by any federal or state law. The Fund shall bear the cost of printing and distributing the Fund's prospectus, periodic reports to shareholders, proxy materials and other shareholder communications to existing Contract owners. The Company shall see to it that each of the Contracts and the Accounts are registered and are authorized for issuance in accordance with applicable federal law. The Company shall bear the expenses for the cost of registration and qualification of the Contracts and the Accounts, preparation and filing of the applicable prospectus and registration statements, setting each Contract prospectus for printing, and the preparation of all statements and notices required by any federal or state law. In addition, the Company shall bear the cost of printing and distributing the Fund's prospectus to be delivered to prospective Contract owners.

     5.2 Except as otherwise provided in Section 5.1, the Company shall bear the expenses of printing and distributing the Fund's prospectus to Contract owners of Contracts issued by the Company and of distributing the Fund's proxy materials and reports to such Contract owners.

                                   ARTICLE VI.

                               POTENTIAL CONFLICTS
                               -------------------

     6.1 The Board will monitor the Fund for the existence of any material irreconcilable conflict among the interests of the Contract owners of all separate accounts investing in the Fund. An irreconcilable material conflict may arise for a variety of reasons, including: (a) an action by any state insurance regulatory authority; (b) a change in applicable federal or state insurance, tax or securities laws or regulations, or a public ruling, private letter ruling, no-action or interpretive letter, or any similar action by insurance, tax, or securities regulatory authorities; (c) an administrative or judicial decision in any relevant proceeding; (d) the manner in which the investments of any Portfolio are being managed; (e) a difference in voting instructions given by variable annuity contract owners and variable life insurance contract owners; or (f) a decision by an insurer to disregard the voting instructions of Contract owners. The Board shall promptly inform the Company if they determine that an irreconcilable material conflict exists and the implications thereof.

     6.2 The Company will report any potential or existing conflicts of which they are aware to the Board. The Company will assist the Board in carrying out its responsibilities under the Mixed and Shared Funding Exemptive Order, by providing the Board with all information reasonably necessary for the Board to consider any issues raised. This includes, but is not limited to, an obligation by the Company to inform the Board whenever Contract owners voting instructions are disregarded.

     6.3 If it is determined by a majority of the Board, or a majority of its disinterested directors, that a material irreconcilable conflict exists, the Company and other Participating Insurance Company shall, at their expense and to the extent reasonably practicable (as determined by a majority of the disinterested directors), take whatever steps are necessary to remedy or eliminate the irreconcilable material conflict, up to and including: (1) withdrawing the assets allocable to some or all of the separate accounts from the Fund or any Portfolio and reinvesting such assets in a different investment medium, including (but not limited to) another Portfolio of the Fund, or submitting the question whether such segregation should be implemented to a vote of all affected Contract owners and, as appropriate, segregating the assets of any appropriate group, (I.E., annuity Contract owners, life insurance Contract owners, or Contract owners of one or more Participating Insurance Company) that votes in favor of such segregation, or offering to the affected contract owners the option of making such a change; and (2) establishing a new registered management investment company or managed separate account.

     6.4 If a material irreconcilable conflict arises because of a decision by the Company to disregard Contract owner voting instructions and that decision represents a minority position or would preclude a majority vote, the Company may be required, at the Fund's election, to withdraw the affected Account's investment in the Fund and terminate this Agreement with respect to such Account; provided, however that such withdrawal and termination shall be limited to the extent required by the foregoing material irreconcilable conflict as determined by a majority of the disinterested members of the Board. Any such withdrawal and termination must take place within six (6) months after the Fund gives written notice that this provision is being implemented, and until the end of that six month period that Fund and the Distributor shall continue to accept and implement orders by the Company for the purchase (and redemption) of Fund shares.

     6.5 If a material irreconcilable conflict arises because a particular state insurance regulator's decision applicable to the Company conflicts with the majority of other state regulators, then the Company will withdraw the affected Account's investment in the Fund and terminate this Agreement with respect to such Account within six months after the Board informs the Company in writing that it has determined that such decision has created an irreconcilable material conflict; provided, however, that such withdrawal and termination shall be limited to the extent required by the foregoing material irreconcilable conflict as determined by a majority of the disinterested members of the Board. Until the end of the foregoing six month period, the Fund and the Distributor shall continue to accept and implement orders by the Company for the purchase (and redemption) of Fund shares.

     6.6 For purposes of Sections 6.3 through 6.6 of this Agreement, a majority of the disinterested members of the Board shall determine whether any proposed action adequately remedies any irreconcilable material conflict, but in no event will the Fund be required to establish a new funding medium for the Contracts. The Company shall not be required by Section 6.3 to establish a new funding medium for the Contracts if an offer to do so has been declined by vote of a majority of Contract owners materially adversely affected by the irreconcilable material conflict. In the event that the Board determines that any proposed action does not adequately remedy any irreconcilable material conflict, then the Company will withdraw the Account's investment in the Fund and terminate this Agreement within six (6) months after the Board informs the Company in writing of the foregoing determination, provided, however, that such withdrawal and termination shall be limited to the extent required by any such material irreconcilable conflict as determined by a majority of the disinterested members of the Board.

     6.7 If and to the extent that Rule 6e-2 and Rule 6e-3(T) are amended, or Rule 6e-3 is adopted, to provide exemptive relief from any provision of the Act or the rules promulgated thereunder with respect to mixed or shared funding (as defined in the Mixed and Shared Funding Exemptive Order) on terms and conditions materially different from those contained in the Mixed and Shared Funding Exemptive Order, then (a) the Fund and/or the Participating Insurance Company, as appropriate, shall take such steps as may be necessary to comply with Rules 6e-2 and 6e-3(T) as amended, and Rule 6e-3, as adopted, to the extent such rules are applicable; and (b) Sections 3.4, 3.5, 6.1, 6.2, 6.3, 6.4 and 6.5 of this Agreement shall continue in effect only to the extent that terms and conditions substantially identical to such Sections are contained in such Rule(s) as so amended or adopted.

                                  ARTICLE VII.

                                 INDEMNIFICATION
                                 ---------------

7.1 Indemnification by the Company
    ------------------------------

          (a) The Company agree to indemnify and hold harmless the Fund and each of its directors, employees and officers and each person, if any, who controls the Fund within the meaning of Section 15 of the 1933 Act (collectively, the "Indemnified Parties" for purposes of this Section 7.1) against any and all losses, claims, damages, liabilities (including amounts paid in settlement with the written consent of the Company, which consent will not be unreasonably withheld) or litigation (including reasonable legal fees and other expenses), to which the Indemnified Parties may become subject under any statute, regulation, at common law or otherwise, insofar as such losses, claims, damages, liabilities or expenses (or actions in respect thereof) or settlements are related to the sale or acquisition of the Fund's shares or the Contracts and:

               (i) arise out of or are based upon any untrue statements or alleged untrue statements of any material fact contained in the Registration Statement or prospectus for the Contracts or contained in the Contracts or sales literature for the Contracts (or any amendment or supplement to any of the foregoing), or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, provided that this agreement to indemnify shall not apply as to any Indemnified Party if such statement or omission or such alleged statement or omission was made in reliance upon and in conformity with information furnished to the Company by or on behalf of the Fund, the Adviser or the Distributor for use in the Registration Statement or prospectus for the Contracts or in the Contracts or sales literature (or any amendment or supplement) or otherwise for use in connection with the sale of the Contracts or Fund shares; or

               (ii) arise out of or as a result of statements or representations (other than statements or representations contained in the Registration Statement, prospectus or sales literature of the Fund not supplied by the Company, or persons under their control) or wrongful conduct of the Company or persons under their control, with respect to the sale or distribution of the Contracts or Fund Shares; or

               (iii) arise out of any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, prospectus, or sales literature of the Fund or any amendment thereof or supplement thereto or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading if such a statement or omission was made in reliance upon information furnished to the Fund by or on behalf of the Company; or

               (iv) arise as a result of any failure by the Company to provide the services and furnish the materials under the terms of this Agreement; or

               (v) arise out of or result from any material breach of any representation and/or warranty made by the Company in this Agreement or arise out of or result from any other material breach of this Agreement by the Company, as limited by and in accordance with the provisions of Sections 7.1(b) and 7.1(c) hereof.

          (b) The Company shall not be liable under this indemnification provision with respect to any losses, claims, damages, liabilities or litigation incurred or assessed against an Indemnified Party as such may arise from such Indemnified Party's willful misfeasance, bad faith, or gross negligence in the performance of such Indemnified Party's duties or by reason of such Indemnified Party's reckless disregard of obligations or duties under this Agreement or to the Fund, whichever is applicable.

          (c) The Company shall not be liable under this indemnification provision with respect to any claim made against an Indemnified Party unless such Indemnified Party shall have notified the Company in writing within a reasonable time after the summons or other first legal process giving information of the nature of the claim shall have been served upon such Indemnified Party (or after such Indemnified Party shall have received notice of such service on any designated agent), but failure to notify the Company of any such claim shall not relieve the Company from any liability which they may have to the Indemnified Party against whom such action is brought otherwise than on account of this indemnification provision. In case any such action is brought against the Indemnified Parties, the Company shall be entitled to participate, at their own expense, in the defense of such action. The Company also shall be entitled to assume the defense thereof, with counsel reasonably satisfactory to the party named in the action. After notice from the Company to such party of the Company' election to assume the defense thereof, the Indemnified Party shall bear the fees and expenses of any additional counsel retained by it, and the Company will not be liable to such party under this Agreement for any legal or other expenses subsequently incurred by such party independently in connection with the defense thereof other than reasonable costs of investigation.

          (d) The Indemnified Parties will promptly notify the Company of the commencement of any litigation or proceedings against them in connection with the issuance or sale of the Fund Shares or the Contracts or the operations of the Fund.

     7.2  Indemnification by the Fund and the Distributor
          -----------------------------------------------

          (a) The Fund and the Distributor agree to indemnify and hold harmless the Company and each of their directors, employees and officers and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act (collectively, the "Indemnified Parties" for purposes of this Section 7.2) against any and all losses, claims, damages, liabilities (including amounts paid in settlement with the written consent of the Fund, which consent shall not be unreasonably withheld) or litigation (including reasonable legal fees and other expenses) to which the Indemnified Parties may become subject under any statute, at common law or otherwise, insofar as such losses, claims, damages, liabilities or expenses (or actions in respect thereof) or settlements are related to the sale or acquisition of the Fund's shares or the Contracts and:

               (i) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement or prospectus or sales literature of the Fund (or any amendment or supplement to any of the foregoing), or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, provided that this agreement to indemnify shall not apply as to any Indemnified Party if such statement or omission or such alleged statement or omission was made in reliance upon and in conformity with information furnished to the Distributor or Fund by or on behalf of the Company for use in the Registration Statement or prospectus for the Fund or in sales literature (or any amendment or supplement) or otherwise for use in connection with the sale of the Contracts or Fund shares; or

               (ii) arise out of or as a result of statements or representations (other than statements or representations contained in the Registration Statement, prospectus or sales literature for the Contracts not supplied by the Distributor or Fund or persons under its control) or wrongful conduct of the Fund or Distributor or persons under their control, with respect to the sale or distribution of the Contracts or Fund shares; or

               (iii) arise out of any untrue statement or alleged untrue statement of a material fact contained in a Registration Statement, prospectus or sales literature covering the Contracts, or any amendment thereof or supplement thereto, or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statement or statements therein not misleading, if such statement or omission was made in reliance upon information furnished to the Company by or on behalf of the Fund; or

               (iv) arise as a result of any failure by the Fund or Distributor to provide the services and furnish the materials under the terms of this Agreement (including a failure, whether unintentional or in good faith or otherwise, to comply with qualification as a regulated investment company and the diversification requirements specified in Article II of this Agreement); or

               (v) arise out of or result from any material breach of any representation and/or warranty made by the Fund or the Distributor in this Agreement or arise out of or result from any other material breach of this Agreement by the Fund or the Distributor; as limited by and in accordance with the provisions of Sections 7.2(b) and 7.2(c) hereof.

          (b) The Fund or the Distributor shall not be liable under this indemnification provision with respect to any losses, claims, damages, liabilities or litigation to which an Indemnified Party would otherwise be subject by reason of such Indemnified Party's willful misfeasance, bad faith, or gross negligence in the performance of such Indemnified Party's duties or by reason of such Indemnified Party's reckless disregard of obligations and duties under this Agreement or to the Company or Account, whichever is applicable.

          (c) The Fund and the Distributor shall not be liable under this indemnification provision with respect to any claim made against an Indemnified Party unless such Indemnified Party shall have notified the Fund and the Distributor in writing within a reasonable time after the summons or other first legal process giving information of the nature of the claim shall have been served upon such Indemnified Party (or after such Indemnified Party shall have received notice of such service on any designated agent), but failure to notify the Fund and the Distributor of any such claim shall not relieve the Fund and the Distributor from any liability which they may have to the Indemnified Party against whom such action is brought otherwise than on account of this indemnification provision. In case any such action is brought against the Indemnified Parties, the Fund and the Distributor will be entitled to participate, at their own expense, in the defense thereof. The Fund and the Distributor also shall be entitled to assume the defense thereof with counsel reasonably satisfactory to the party named in the action. After notice from the Fund and the Distributor to such party of the Fund's and the Distributor's election to assume the defense thereof, the Indemnified Party shall bear the fees and expenses of any additional counsel retained by it, and the Fund and the Distributor will not be liable to such party under this Agreement for any legal or other expenses subsequently incurred by such party independently in connection with the defense thereof other than reasonable costs of investigation.

          (d) The Company agree promptly to notify the Fund and the Distributor of the commencement of any litigation or proceedings against them or any of their officers or directors in connection with the issuance or sale of the Contracts or the operation of the Account.

                                  ARTICLE VIII.

                                 APPLICABLE LAW
                                 --------------

     8.1 This Agreement shall be construed and the provisions hereof interpreted under and in accordance with the laws of New York.

     8.2 This Agreement shall be subject to the provisions of the federal securities laws, and the rules, regulations and rulings thereunder, including such exemptions from those statutes, rules and regulations as the Securities and Exchange Commission may grant (including, but not limited to, the Mixed and Shared Funding Exemptive Order) and the terms hereof shall be interpreted and construed in accordance therewith.

                                   ARTICLE IX.

                                   TERMINATION
                                   -----------

     9.1 This Agreement shall terminate:

          (a) at the option of any party upon six months advance written notice to the other parties unless otherwise agreed in a separate written agreement among the parties; or

          (b) at the option of the Company if shares of the Portfolios delineated in Schedule B are not reasonably available to meet the requirements of the Contracts as determined by the Company; or

          (c) at the option of the Fund upon institution of formal proceedings against the Company by the NASD, the SEC, the insurance commission of any state or any other regulatory body regarding the Company' duties under this Agreement that would have a material adverse impact on the sale of the Contracts, the administration of the Contracts, the operation of an Account, or the purchase of Fund shares; or

          (d) at the option of the Company upon institution of formal proceedings against the Fund by the NASD, the SEC, or any state securities or insurance department or any other regulatory body that would have a material adverse impact on the sales of shares of the Trust; or

          (e) at the option of the Company or the Fund upon receipt of any necessary regulatory approvals and/or the vote of the Contract owners having an interest in the Account (or any subaccount) to substitute the shares of another investment company for the corresponding Portfolio shares of the Fund in accordance with the terms of the Contracts for which those Portfolio shares had been selected to serve as the underlying investment media. The Company will give 30 days' prior written notice to the Fund of the date of any proposed vote or other action taken to replace the Fund's shares; or

          (f) at the option of the Company or the Fund upon a determination by a majority of the Fund Board, or a majority of the disinterested Fund Board members, that an irreconcilable material conflict exists among the interests of
(i) all Contract owners of Contracts of all separate accounts, or (ii) the interests of the Participating Insurance Company investing in the Fund as delineated in Article VI of this Agreement; or

          (g) at the option of the Company if the Fund ceases to qualify as a Regulated Investment Company under Subchapter M of the Code, or under any successor or similar provision, or if the Company reasonably believe that the Fund may fail to so qualify; or

          (h) at the option of the Company if the Fund fails to meet the diversification requirements specified in Article II hereof or the Company has a reasonable expectation that the Fund will fail to meet these diversification requirements in the future; or

          (i) at the option of any party to this Agreement, upon another party's material breach of any provision of this Agreement; or

          (j) at the option of the Company, if the Company determines in their sole judgment exercised in good faith, that either the Fund or the Distributor has suffered a material adverse change in its business, operations or financial condition since the date of this Agreement or is the subject of material adverse publicity which is likely to have a material adverse impact upon the business and operations of the Company; or

          (k) at the option of the Fund or the Distributor, if the Fund or Distributor respectively, shall determine in its sole judgment exercised in good faith, that the Company have suffered a material adverse change in their business, operations or financial condition since the date of this Agreement or is the subject of material adverse publicity which is likely to have a material adverse impact upon the business and operations of the Fund or the Distributor, or

          (l) at the option of the Fund in the event any of the Contracts are not issued or sold in accordance with applicable federal and/or state law. Termination shall be effective immediately upon such occurrence without notice.

     9.2 Notice Requirement
         ------------------

          (a) In the event that any termination of this Agreement is based upon the provisions of Article VI, such prior written notice shall be given in advance of the effective date of termination as required by such provisions.

          (b) In the event that any termination of this Agreement is based upon the provisions of Sections 9.1(b) - (d) or 9.1(g) - (i), prompt written notice of the election to terminate this Agreement for cause shall be furnished by the party terminating the Agreement to the non-terminating parties, with said termination to be effective upon receipt of such notice by the non-terminating parties.

          (c) In the event that any termination of this Agreement is based upon the provisions of Sections 9.1(i) or 9.1(k), prior written notice of the election to terminate this Agreement for cause shall be furnished by the party terminating this Agreement to the non-terminating parties. Such prior written notice shall be given by the party terminating this Agreement to the non-terminating parties at least 30 days before the effective date of termination.

     9.3 No Reason Required for Termination.
         -----------------------------------

          It is understood and agreed that the right to terminate this Agreement pursuant to Section 9.1 (a) may be exercised for any reason or for no reason.

     9.4 Effect of Termination
         ---------------------

          (a) Notwithstanding any termination pursuant to Section 9.1 of this Agreement, the Fund may, at its option, or in the event of termination of this Agreement by the Fund or the Distributor pursuant to Section 9.1 (a) of this Agreement, the Company may require the Fund and the Distributor to continue to make available additional shares of the Fund for so long after the termination of this Agreement as the Fund or the Company, if the Company are so requiring, desires pursuant to the terms and conditions of this Agreement as provided in paragraph (b) below for all Contracts in effect on the effective date of termination of this Agreement (hereinafter referred to as "Existing Contracts"). Specifically, without limitation, if the Fund so elects to make available additional shares of the Fund, the owners of the Existing Contracts shall be permitted to reallocate investments in the Fund, redeem investments in the Fund and/or invest in the Fund upon the making of additional purchase payments under the Existing Contracts. The parties agree that this Section 9.4 shall not apply to any terminations under Article VI and the effect of such Article VI terminations shall be governed by Article VI of this Agreement.

          (b) In the event of a termination pursuant to Section 9.1 of this Agreement, the Fund shall promptly notify the Company whether the Fund will continue to make available shares of the Fund after such termination, except that, with respect to a termination by the Fund or the Distributor pursuant to
Section 9.1 (a) of this Agreement, the Company shall promptly notify the Fund whether they wish the Fund to continue to make available additional shares of the Fund. If shares of the Fund continue to be made available after such termination, the provisions of this Agreement shall remain in effect except for
Section 9.1 (a) and thereafter the Fund or the Company may terminate the Agreement, as so continued pursuant to this Section 9.4 upon written notice to the other party, such notice to be for a period that is reasonable under the circumstances.

          (c) In the event of termination purusant to Section 9.1(1), or such laws preclude the use of such shares as the underlying investment medium for the Contracts issued or to be issued by the Company, and if through no fault of the Company, the need for substitution of Fund shares for the shares of another "registered investment company" arises out of this event, the expenses of obtaining such an order shall be reimbursed by the Fund. The Fund and the Distributor shall cooperate fully with the Company in connection with such application.

     9.5 Surviving Provisions.
         ---------------------

          Each party's obligations under Section 2.11 and Article VII will survive and will not be affected by any termination of this Agreement. In addition, with respect to Existing Contracts, all provisions of this Agreement also will survive and not be affected by any termination of this Agreement.

                                   ARTICLE X.

                                    NOTICES
                                    -------

     Any notice shall be sufficiently given when sent by registered or certified mail to the other party at the address of such party set forth below or at such other address as such party may from time to time specify in writing to the other party.

If to the Fund:

     300 First Stamford Place
     2nd Floor
     Stamford, CT 06902

If to the Company:

     MetLife Investors USA Insurance Compay
     5 Park Plaza, Suite 1900
     Irvine, California 92614
     Attention: President

If to the Distributor:

     Citigroup Global Markets Inc.
     300 First Stamford Place
     Stamford, CT 06902
     Attn:

                                   ARTICLE XI.

                                  MISCELLANEOUS
                                  -------------

     11.1 The captions in this Agreement are included for convenience of reference only and in no way define or delineate any of the provisions hereof or otherwise affect their construction or effect.

     11.2 This Agreement may be executed simultaneously in two or more counterparts, each of which taken together shall constitute one and the same instrument.

     11.3 If any provision of this Agreement shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder of the Agreement shall not be affected thereby.

     11.4 Each party hereto shall cooperate with each other party and all appropriate governmental authorities (including without limitation the SEC, the NASD and state insurance regulators) and shall permit such authorities reasonable access to its books and records in connection with any investigation or inquiry relating to this Agreement or the transactions contemplated hereby.

     11.5 The rights, remedies and obligations contained in this Agreement are cumulative and are in addition to any and all rights, remedies and obligations, at law or in equity, which the parties hereto are entitled to under state and federal laws.

     11.6 Each party will keep confidential any information acquired as a result of this Agreement regarding the business and affairs of the other parties to this Agreement and their affiliates.

     11.7 Subject to the requirements of legal process and regulatory authority, each party hereto shall treat as confidential the names and address of owners of the Contracts and all information reasonably identified as confidential in writing by any other party hereto and, except as permitted by this Agreement in order to carry out the specified purposes specified herein, shall not disclose, disseminate or utilize such names and addresses and other confidential information until such time as it may come into public domain without express written consent of the affected party. In addition, each party shall adopt policies and procedures that address administrative, technical and physical safeguards for the protection of such customer records.

     11.8 Each party will comply with all applicable laws and regulations aimed at preventing, detecting, and reporting money laundering and suspicious transactions. To the extent required by applicable regulation and generally accepted industry practices, each party shall take all necessary and appropriate steps to: (i) obtain, verify, and retain information with regard to contract owner identification, and (ii) maintain records of all contract owner transactions. The Company will (but only to the extent consistent with applicable law) take all steps necessary and appropriate to provide the Fund with any requested information about Contract owners and their accounts in the event that the Fund shall request such information due to an inquiry or investigation by any law enforcement, regulatory, or administrative authority. To the extent permitted by applicable law and regulations, the Company will notify the Fund of any concerns that the Company may have in connection with any Contract owners in the context of relevant anti-money laundering laws or regulations.

     11.9 The Fund agrees to consult with the Company concerning whether any Portfolio of the Fund qualifies to provide a foreign tax credit pursuant to
Section 853 of the Code.

     IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be executed in its name and on its behalf by its duly authorized representative and its seal to be hereunder affixed hereto as of the date specified below.

Company:

METLIFE INVESTORS USA INSURANCE COMPANY

By its authorized officer:


By: /s/ Illegible
    ---------------------------------
Title: Executive Vice President
Date: 11/03/05


Fund:

SMITH BARNEY ALLOCATION SERIES INC.

By its authorized officer:


By: /s/ Illegible
    ---------------------------------
Title: Managing Director
Date: 11/07/05


Distributor:

CITIGROUP GLOBAL MARKETS INC.

By its authorized officer:


By: /s/ Illegible
    ---------------------------------
Title: Managing Director
Date: 11/07/05

                                   SCHEDULE A
                                   ----------

          SEPARATE ACCOUNTS FUNDING VARIABLE CONTRACTS
          --------------------------------------------

VARIABLE ANNUITY SEPARATE ACCOUNTS
----------------------------------

METLIFE INVESTORS USA SEPARATE ACCOUNT A
----------------------------------------

VARIABLE LIFE SEPARATE ACCOUNTS
-------------------------------

                SCHEDULE B - SMITH BARNEY ALLOCATION SERIES INC.
                ------------------------------------------------

                                 FUND PORTFOLIOS
                                 ---------------

                       Select Balanced Portfolio - Class I
                        Select Growth Portfolio - Class I
                     Select High Growth Portfolio - Class I